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                       [Letterhead of Powell & Booth, PC]



January 16, 2003



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K/A for the event that occurred on December 14, 2001, to be filed by our former client, Signature Horizons, Inc. f/k/a Oasis Group, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Sincerely,



/s/ Powell & Booth, PC